UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 28, 2011

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2011, Zebra Technologies Corporation (“Zebra” or the “Company”) and Zebra Enterprise Solutions Holdings LLC (“ZES”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Cargotec Corporation (“Cargotec”) and Cargotec U.S. Manufacturing Oy, an indirect subsidiary of Cargotec (the “Buyer”) to sell all of the issued and outstanding limited liability membership interests of ZES held by Zebra to Buyer for a cash consideration of $191.6 million, subject to adjustment for the cash, indebtedness and working capital position of ZES at closing. Fifteen percent (15%) of the closing consideration will be placed in escrow to secure indemnification obligations. ZES, also known as Navis, is a global solutions provider of operating systems to coordinate and automate the planning and management of container and equipment moves in marine terminals and other complex and demanding business environments. The transaction also includes certain business operations serving marine terminal customers that comprised a small part of Zebra’s 2007 acquisition of WhereNet, including the WhereNet Marine Terminal Solution product line. All other elements of WhereNet, such as real time location, tags and readers, will remain with Zebra.

A copy of the Securities Purchase Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Securities Purchase Agreement contains customary representations, warranties, covenants and agreements made by the Company, ZES, Cargotec and the Buyer as of specific dates and are subject to qualifications and limitations, including by information contained in disclosure schedules that the parties exchanged upon execution of the Securities Purchase Agreement. In addition, certain representations and warranties may be subject to contractual standards of materiality that may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Stockholders are not third-party beneficiaries under the Securities Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

The transaction is expected to close in the first quarter of 2011. Investors are cautioned, however, that Zebra may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure of the parties to satisfy the closing conditions set forth in the Securities Purchase Agreement.

There are no material relationships among the Company, ZES, Cargotec and Buyer or any of their respective affiliates, other than with respect to the Securities Purchase Agreement and the related ancillary agreements.

For further information, please refer to the press release of the Company, dated January 31, 2011, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the execution of the Securities Purchase Agreement, William J. Walsh, Senior Vice President and General Manager, Zebra Enterprise Solutions, has entered into an agreement with Buyer and Cargotec which becomes effective upon the closing of the sale transaction. Mr. Walsh’s employment with the Company will terminate effective as of closing of the transaction.

Item 9.01. Financial	Statements and Exhibits.

(d) Exhibits. The following Exhibit is being furnished herewith:

Exhibit Number	Description of Exhibits

99.1	Registrant’s Press Release dated January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: February 1, 2011	By:	/s/ Jim L. Kaput
Jim Kaput
SVP, General Counsel and Secretary